Exhibit 99.1

Occam Announces Record Revenue for Q4

Company Also Raises Additional Capital Funding

SANTA BARBARA, Calif. – Jan. 28, 2004 – Occam Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers worldwide, today reported results for the fourth quarter of 2003, which ended Dec. 31, 2003. Occam Networks reported revenue for the quarter of $3.8 million, a company record and an increase of more than 150 percent over the third quarter of 2003. During the fourth quarter of 2003 Occam Networks gained five new customers, including its first customer outside of the United States for BLC products.

During the quarter, the company also raised $16.4 million (net of transaction costs) of additional capital funding, as announced previously. The company expects to complete the funding round during the first quarter of 2004.

“By achieving record revenues for the quarter, completing our latest round of funding and addressing some key operational issues we are in a very favorable position to continue to fulfill our business goals,” said Bob Howard-Anderson, president and CEO of Occam Networks. “We look forward to capitalizing on this momentum as we continue to deliver the first truly IP-based local access networks to our customers.”

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q4 2003 EARNINGS

Starting at 2 p.m. Pacific time on Wednesday, Jan. 28, 2004, Occam Networks will conduct a conference call to report earnings for Q4 2003. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 for U.S. callers. The pass-code required for participation is 30787 and the call leader is Howard Bailey.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q4 2003. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

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SUMMARY FINANCIAL INFORMATION:

OCCAM NETWORKS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2003	September 30, 2003
Net revenue	$3,775	$1,476
Cost of revenue	3,621	1,851

Gross profit (loss)	154	(375)

Operating expenses:
Research and product development	2,028	2,455
Sales and marketing	1,319	1,443
General and administrative	543	507

Total operating expenses	3,890	4,405

Loss from operations	(3,736)	(4,780)

Interest expense, net	(43)	(88)

Non-GAAP loss before income taxes	(3,779)	(4,868)
Income tax benefit	(16)	—

Non-GAAP net loss	$(3,763)	$(4,868)

Basic and diluted non-GAAP net loss per share	$(0.01)	$(0.02)

Shares used to compute basic and diluted non-GAAP net loss per share	266,230	264,455

Reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders:
Non-GAAP net loss	$(3,763)	$(4,868)
Non-GAAP exclusions:
Deferred stock-based compensation	(281)	(305)
Beneficial conversion feature	(3,038)	—

Total non-GAAP exclusions	(3,319)	(305)

GAAP net loss attributable to common stockholders	$(7,082)	$(5,173)

Basic and diluted net loss per share attributable to common stockholders	$(0.03)	$(0.02)

Shares used to compute basic and diluted net loss per share	266,230	264,455

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OCCAM NETWORKS, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2003	September 30, 2003
Net revenue	$3,775	$1,476
Cost of revenue	3,621	1,851

Gross profit (loss)	154	(375)

Operating expenses (1):
Research and product development	2,236	2,696
Sales and marketing	1,367	1,481
General and administrative	568	533

Total operating expenses	4,171	4,710

Loss from operations	(4,017)	(5,085)

Interest expense, net	(43)	(88)

Loss before income taxes	(4,060)	(5,173)
Income tax benefit	(16)	—

Net loss	$(4,044)	(5,173)

Beneficial conversion feature	(3,038)	—

Net loss attributable to common stockholders	$(7,082)	$(5,173)

Basic and diluted net loss per share attributable to common stockholders	$(0.03)	$(0.02)

Shares used to compute basic and diluted net loss per share	266,230	264,455

(1) Amortization of deferred stock-based compensation included in:
Research and product development	$208	$241
Sales and marketing	48	38
General and administrative	25	26

	$281	$305

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OCCAM NETWORKS, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	(Unaudited)
	December 31, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$14,586	$18,496
Restricted cash	935	—
Accounts receivable, net	2,342	1,013
Inventories	2,254	796
Prepaid and other current assets	1,077	565

Total current assets	21,194	20,870
Property and equipment, net	1,937	3,291
Other assets	273	310

Total assets	$23,404	$24,471

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$3,001	$1,650
Accrued payroll	658	1,253
Accrued expenses	1,719	2,173
Capital lease obligations and notes payable, current	708	716
Deferred revenue	—	17

Total current liabilities	6,086	5,809
Capital lease obligations and notes payable, noncurrent	998	853

Total liabilities	7,084	6,662
Common stock potentially subject to rescission	—	10,500
Series A-2 convertible preferred stock	16,381	—
Series A-1 convertible preferred stock	—	10,811
Common stock	267	141
Additional paid in capital	87,238	65,254
Warrants	454	480
Cumulative translation adjustment	—	16
Deferred stock compensation	(1,627)	(3,432)
Accumulated deficit	(86,393)	(65,961)

	(61)	7,309

Total liabilities and stockholders’ equity (deficit)	$23,404	$24,471

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Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002 and charges related to beneficial conversion feature. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Howard Bailey	Holly Hagerman
Chief Financial Officer	Connect Public Relations
Occam Networks Inc.	+1 801 373 7888
+1 805 692 2908	hollyh@connectpr.com
hbailey@occamnetworks.com

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